Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Edward Spehar
(212) 578-7888

METLIFE ANNOUNCES FOURTH QUARTER & FULL YEAR 2013 RESULTS

NEW YORK, Feb. 12, 2014 – MetLife, Inc. (NYSE: MET) today reported the following results for the fourth quarter and full year 2013:

Fourth Quarter Results

MetLife reported operating earnings* of $1.6 billion, up 14 percent over the fourth quarter of 2012. On a per share basis, operating earnings were $1.37, up 10 percent over the prior year quarter. Operating earnings in the Americas grew 13 percent. Operating earnings in Asia increased 64 percent on a reported basis and 74 percent on a constant currency basis. Operating earnings in Europe, the Middle East and Africa (EMEA) increased 51 percent on a reported basis and 48 percent on a constant currency basis. Partially offsetting these gains were larger losses in Corporate & Other.

Fourth quarter 2013 operating earnings included the following items:

•	variable investment income above the company’s 2013 quarterly plan range by $101 million, or $0.09 per share, after tax and the impact of deferred acquisition costs (DAC)

•	as previously announced, strengthening of asbestos claim reserves, which reduced operating earnings by $101 million or $0.09 per share, after tax

•	an increase in litigation-related reserves, which reduced operating earnings by $46 million or $0.04 per share, after tax

•

favorable catastrophe experience and prior year loss reserve development of $15 million and an $11 million benefit from tax-related items in EMEA, which increased operating earnings by $26 million or $0.02 per share, after tax

MetLife reported fourth quarter 2013 net income of $877 million, or $0.77 per share, including $242 million, after tax, in net derivative losses. Increases in interest rates, changes in foreign currencies and the impact of MetLife’s own credit during the quarter contributed to the net derivative losses. MetLife uses derivatives as part of its broader asset-liability management strategy to hedge certain risks, such as movements in interest rates and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment.

Premiums, fees & other revenues* were $13.1 billion, down 1 percent (up 2 percent on a constant currency basis) from the fourth quarter of 2012.

Book value, excluding accumulated other comprehensive income (AOCI)*, was $48.49 per share, up from $46.73 per share in the fourth quarter of 2012.

Full Year Results

For the full year 2013, MetLife reported operating earnings of $6.3 billion, up 11 percent over 2012. The increase reflects operating earnings growth of 13 percent in the Americas, 20 percent in Asia (27 percent on a constant currency basis) and 21 percent in EMEA (18 percent on a constant currency basis). Partially offsetting these gains were larger losses in Corporate & Other. On a per share basis, 2013 operating earnings were $5.63, up 7 percent over 2012. Growth on a per share basis was dampened by the increase in the number of outstanding common shares resulting from the conversion of $1.0 billion of the equity units issued in 2010 to fund the Alico acquisition.

MetLife reported full year 2013 net income of $3.2 billion, or $2.91 per share.

FOURTH QUARTER & FULL YEAR 2013 SUMMARY

($ in millions, except per share data)	Three months ended December 31			Year ended December 31
	2013	2012	Change	2013	2012	Change
Premiums, fees & other revenues	$13,077	$13,184	(1)%	$48,714	$47,879	2%
Total operating revenues	$18,382	$18,359	0%	$69,298	$68,351	1%

Net income	$877	$96	–	$3,246	$1,202	–
Net income per share	$0.77	$0.09	–	$2.91	$1.12	–

Operating earnings	$1,559	$1,373	14%	$6,287	$5,686	11%
Operating earnings per share	$1.37	$1.25	10%	$5.63	$5.28	7%

Book value per share	$53.04	$57.17	(7)%
Book value per share, excluding AOCI	$48.49	$46.73	4%

*

Information regarding the non-GAAP financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the Fourth Quarter 2013 Financial Supplement.

“We are very pleased with our results for the fourth quarter and full year,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “We achieved an operating return on equity of 12 percent for 2013 despite a decline in leverage. We believe this demonstrates our strategy for creating long-term shareholder value is working well and leaves us better positioned for the current regulatory environment.”

BUSINESS DISCUSSIONS

All comparisons of the results for the fourth quarter 2013 in the business discussions that follow are with the fourth quarter of 2012, unless otherwise noted. All comparisons on a constant currency basis are calculated using the average foreign currency exchange rates for the current period and are applied to the prior period.

THE AMERICAS

Total operating earnings for the Americas were $1.4 billion, up 13 percent driven by strong results across the region. Premiums, fees & other revenues for the Americas were $10.0 billion, up 1 percent, and excluding pension closeouts, up 5 percent.

Retail

Operating earnings for Retail were $658 million, up 4 percent driven by favorable results in the retail life and other segment. Premiums, fees & other revenues for Retail were $3.3 billion, up 4 percent primarily due to an increase in separate account fee income as well as higher income annuity sales. Fourth quarter 2013 variable annuity sales were $1.7 billion, down 49 percent. For the full year 2013, variable annuity sales were $10.6 billion – in line with the company’s plan of $10 to $11 billion.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits were $231 million, up 38 percent driven by lower catastrophe losses and the write-down of an intangible asset in the fourth quarter of 2012 in dental. Premiums, fees & other revenues for Group, Voluntary & Worksite Benefits were $4.1 billion, up 1 percent.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding were $358 million, up 17 percent due to higher interest margins and improved underwriting. Premiums, fees & other revenues for Corporate Benefit Funding were $1.5 billion, down from $1.9 billion due to a prior year conversion of a participating pension contract to a non-participating closeout, partially offset by strong closeout sales in the current quarter.

Latin America

Operating earnings for Latin America were $173 million, up 17 percent (22 percent on a constant currency basis), due to the 2013 ProVida acquisition, and improved underwriting results in Mexico. Premiums, fees & other revenues in Latin America were $1.1 billion, up 28 percent (34 percent on a constant currency basis). Total sales for the region increased 27 percent, driven by growth in the Mexico group business and worksite marketing.

ASIA

Operating earnings for Asia were $324 million, up 64 percent (74 percent on a constant currency basis), driven by annual actuarial unlocking charges in the prior year period, and unusually high investment income in the current quarter for Japan. Premiums, fees & other revenues in Asia were $2.3 billion, down 8 percent on a reported basis but up 9 percent on a constant currency basis, due to business growth, a greater proportion of protection products and persistency improvements. Total sales for the region increased 44 percent driven by a large group sale in Australia and increased life sales in Japan.

EMEA

Operating earnings for EMEA were $89 million, up 51 percent (48 percent on a constant currency basis), reflecting business growth in a number of countries as well as some positive tax- related items. Premiums, fees & other revenues were $700 million, up 3 percent (2 percent on a constant currency basis). Total sales for the region decreased 1 percent as continued strong growth of 21 percent in emerging markets was offset by regulatory changes impacting the distribution of certain products in the U.K.

INVESTMENTS

Net investment income was $5.3 billion, up 3 percent. Variable investment income was $460 million ($296 million, after tax and DAC), compared with $376 million ($242 million, after tax and DAC) in the fourth quarter of 2012.

Investment portfolio net losses were $17 million, after tax, compared with investment portfolio net losses of $2 million, after tax, in the fourth quarter of 2012.

Increases in interest rates, changes in foreign currencies and the impact of MetLife’s credit spreads during the quarter contributed to derivative net losses of $358 million, after tax and other adjustments. Derivative net losses in the fourth quarter of 2012 were $924 million, after tax and other adjustments. Derivative gains or losses related to MetLife’s credit spreads do not have an economic impact on the company.

CORPORATE & OTHER

Corporate & Other had an operating loss of $274 million, compared with an operating loss of $137 million in the fourth quarter of 2012, primarily due to the previously announced strengthening of asbestos claim reserves.

Conference Call

MetLife will hold its fourth quarter and full year 2013 earnings conference call and audio webcast on Thursday, Feb. 13, 2014, from 8-9 a.m. (EST). The conference call will be available live via telephone and the Internet. To listen via telephone, dial (800) 553-0288 (U.S.) or (612) 332-0335 (outside the U.S.). To listen to the conference call via the Internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the Internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10 a.m. (EST) on Thursday, Feb. 13, 2014, until Thursday, Feb. 20, 2014, at 11:59 p.m. (EST). To listen to a replay of the conference call via telephone, dial (800) 475-6701 (U.S.) or (320) 365-3844 (outside the U.S.). The access code for the replay is 314837. To access the replay of the conference call over the Internet, visit the above-mentioned website.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers. MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and in the tables that accompany this release) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per share, book value per share, excluding AOCI, premiums, fees and other revenues, and operating return on equity, should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, book value per common share, excluding AOCI, premiums, fees and other revenues (operating), and operating return on MetLife, Inc.’s common equity, excluding AOCI, respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (GAAP) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•

Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•

Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contract holder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•

Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•

Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contract holder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding AOCI, book value per diluted common share, excluding AOCI, operating return on MetLife, Inc.’s common equity, operating return on MetLife, Inc.’s common equity, excluding AOCI, investment portfolio gains (losses) and derivative gains (losses) should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, income (loss) from continuing operations, net of income tax, net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, book value per common share, book value per diluted common share, return on MetLife, Inc.’s common equity, return on MetLife, Inc.’s common equity, excluding AOCI, net investment gains (losses) and net derivative gains (losses), respectively. Reconciliations of these measures to the most directly comparable GAAP measures are included in the Fourth Quarter 2013 Financial Supplement and/or in the tables that accompany this earnings news release.

Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.

Operating expense ratio is calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues.

Statistical sales information for life insurance is calculated by MetLife using the LIMRA International, Inc. definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to financial and capital market risks, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact of comprehensive financial services regulation reform on us, as a potential non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (15) downgrades in our claims paying ability, financial strength or credit ratings; (16) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (17) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (18) differences between actual claims experience and underwriting and reserving assumptions; (19) ineffectiveness of risk management policies and procedures; (20) catastrophe losses; (21) increasing cost and limited market capacity for statutory life insurance reserve financings; (22) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (23) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (24) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company, integrating and managing the growth of such acquired businesses, or arising from dispositions of businesses or legal entity reorganizations; (25) the dilutive impact on our stockholders resulting from the settlement of our outstanding common equity units; (26) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (27) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (28) the possibility that MetLife, Inc.’s Board of Directors may control the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (29) changes in accounting standards, practices and/or policies; (30) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (31) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (32) inability to attract and retain sales representatives; (33) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (34) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (35) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (36) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

# # #

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders

(Unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In millions)		(In millions)
OPERATING REVENUES
Premiums	$10,273	$10,585	$37,675	$37,911
Universal life and investment-type product policy fees	2,317	2,156	9,085	8,212
Net investment income	5,305	5,175	20,584	20,472
Other revenues	487	443	1,954	1,756

Total operating revenues	18,382	18,359	69,298	68,351

OPERATING EXPENSES
Policyholder benefits and claims and policyholder dividends	10,342	10,704	37,968	37,770
Interest credited to policyholder account balances	1,468	1,589	6,015	6,242
Capitalization of DAC	(1,165)	(1,308)	(4,786)	(5,284)
Amortization of DAC and VOBA	983	946	4,083	4,177
Amortization of negative VOBA	(156)	(99)	(524)	(555)
Interest expense on debt	296	292	1,159	1,190
Other expenses	4,483	4,266	16,615	16,680

Total operating expenses	16,251	16,390	60,530	60,220

Operating earnings before provision for income tax	2,131	1,969	8,768	8,131
Provision for income tax expense (benefit)	541	565	2,359	2,323

Operating earnings	1,590	1,404	6,409	5,808
Preferred stock dividends	31	31	122	122

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$1,559	$1,373	$6,287	$5,686

Reconciliation to Net Income (Loss) and Financial Statement Line Item Adjustments from GAAP
Operating earnings	$1,590	$1,404	$6,409	$5,808
Adjustments from operating earnings to income (loss) from continuing operations, net of income tax:
Net investment gains (losses) (1)	(178)	(200)	161	(352)
Net derivative gains (losses)	(373)	(1,315)	(3,239)	(1,919)
Premiums	(2)	4	(1)	64
Universal life and investment-type product policy fees	100	94	366	344
Net investment income	542	373	1,648	1,512
Other revenues	(13)	18	(34)	150
Policyholder benefits and claims and policyholder dividends	(243)	(644)	(1,398)	(1,586)
Interest credited to policyholder account balances	(675)	(459)	(2,164)	(1,487)
Capitalization of DAC	—	—	—	5
Amortization of DAC and VOBA	56	(52)	533	(22)
Amortization of negative VOBA	13	17	55	67
Interest expense on debt	(27)	(38)	(123)	(166)
Other expenses (1)	(63)	(244)	(520)	(1,431)
Goodwill impairment	—	—	—	(1,868)
Provision for income tax (expense) benefit (1), (2)	188	1,147	1,698	2,195

Income (loss) from continuing operations, net of income tax	915	105	3,391	1,314
Income (loss) from discontinued operations, net of income tax	1	31	2	48

Net income (loss)	916	136	3,393	1,362
Less: Net income (loss) attributable to noncontrolling interests	8	9	25	38

Net income (loss) attributable to MetLife, Inc.	908	127	3,368	1,324
Less: Preferred stock dividends	31	31	122	122

Net income (loss) available to MetLife, Inc.’s common shareholders	$877	$96	$3,246	$1,202

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	For the Three Months Ended December 31,				For the Years Ended December 31,
	2013		2012		2013		2012
		Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted (3)		Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted (3)
		(In millions, except per share data)				(In millions, except per share data)
Reconciliation to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders
Operating earnings available to common shareholders	$1,559	$1.37	$1,373	$1.25	$6,287	$5.63	$5,686	$5.28

Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses) (1)	(178)	(0.16)	(200)	(0.18)	161	0.14	(352)	(0.33)
Add: Net derivative gains (losses)	(373)	(0.33)	(1,315)	(1.20)	(3,239)	(2.90)	(1,919)	(1.78)
Add: Goodwill impairment	—	—	—	—	—	—	(1,868)	(1.73)
Add: Other adjustments to continuing operations (1)	(312)	(0.27)	(931)	(0.85)	(1,638)	(1.47)	(2,550)	(2.36)
Add: Provision for income tax (expense) benefit (1), (2)	188	0.17	1,147	1.05	1,698	1.53	2,195	2.04
Add: Income (loss) from discontinued operations, net of income tax	1	—	31	0.03	2	—	48	0.04
Less: Net income (loss) attributable to noncontrolling interests	8	0.01	9	0.01	25	0.02	38	0.04

Net income (loss) available to MetLife, Inc.’s common shareholders	$877	$0.77	$96	$0.09	$3,246	$2.91	$1,202	$1.12

Weighted average common shares outstanding—diluted		1,138.1		1,097.5		1116.2		1076.8

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2013	2012	2013	2012
	(In millions)		(In millions)
Reconciliation to GAAP Premiums, Fees and Other Revenues
Total operating premiums, fees and other revenues	$13,077	$13,184	$48,714	$47,879
Add: Adjustments to premiums, fees and other revenues	85	116	331	558

Total premiums, fees and other revenues	$13,162	$13,300	$49,045	$48,437

Reconciliation to GAAP Revenues and GAAP Expenses
Total operating revenues	$18,382	$18,359	$69,298	$68,351
Add: Net investment gains (losses) (1)	(178)	(200)	161	(352)
Add: Net derivative gains (losses)	(373)	(1,315)	(3,239)	(1,919)
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	7	5	7	15
Add: Other adjustments to revenues	620	484	1,972	2,055

Total revenues	$18,458	$17,333	$68,199	$68,150

Total operating expenses	$16,251	$16,390	$60,530	$60,220
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	39	(38)	(196)	41
Add: Goodwill impairment	—	—	—	1,868
Add: Other adjustments to expenses (1)	900	1,458	3,813	4,579

Total expenses	$17,190	$17,810	$64,147	$66,708

	December 31,
Book Value Per Common Share (4)	2013	2012
Book value per common share, excluding accumulated other comprehensive income (loss)—(actual common shares outstanding)	$48.49	$46.73
Add: Accumulated other comprehensive income (loss) per common share	4.55	10.44

Book value per common share—(actual common shares outstanding)	$53.04	$57.17

Common shares outstanding, end of period (In millions)	1,122.0	1,091.7

	For the Three Months Ended December 31, (5)		Year Ended December 31,
Return on MetLife, Inc.’s Common Equity	2013	2012	2013	2012	2011	2010
Operating return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss) (6)	11.5%	10.8%	12.0%	11.3%	10.1%	9.8%
Operating return on MetLife, Inc.’s common equity (6)	10.5%	8.8%	10.4%	9.6%	9.3%	9.7%
Return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss) (7)	6.5%	0.8%	6.2%	2.4%	13.2%	7.0%
Return on MetLife, Inc.’s common equity (7)	5.9%	0.6%	5.4%	2.0%	12.2%	6.9%

See footnotes on last page.

MetLife, Inc.

Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In millions)		(In millions)
Total Americas Operations:
Operating earnings available to common shareholders	$1,420	$1,253	$5,367	$4,769
Add: Net investment gains (losses)	(1)	112	61	310
Add: Net derivative gains (losses)	(8)	(649)	(1,659)	(20)
Add: Goodwill impairment	—	—	—	(1,692)
Add: Other adjustments to continuing operations	(291)	(704)	(885)	(1,575)
Add: Provision for income tax (expense) benefit	91	442	855	671
Add: Income (loss) from discontinued operations, net of income tax	1	29	1	46
Less: Net income (loss) attributable to noncontrolling interests	5	1	5	2

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,207	$482	$3,735	$2,507

Retail:
Operating earnings available to common shareholders	$658	$633	$2,524	$2,002
Add: Net investment gains (losses)	2	34	70	212
Add: Net derivative gains (losses)	55	(475)	(724)	162
Add: Goodwill impairment	—	—	—	(1,692)
Add: Other adjustments to continuing operations	(328)	(638)	(926)	(1,260)
Add: Provision for income tax (expense) benefit	96	379	554	532
Add: Income (loss) from discontinued operations, net of income tax	1	23	1	33

Net income (loss) available to MetLife, Inc.’s common shareholders	$484	$(44)	$1,499	$(11)

Group, Voluntary & Worksite Benefits:
Operating earnings available to common shareholders	$231	$167	$962	$960
Add: Net investment gains (losses)	(7)	(18)	(21)	(7)
Add: Net derivative gains (losses)	(64)	(162)	(676)	(63)
Add: Other adjustments to continuing operations	(43)	(34)	(172)	(141)
Add: Provision for income tax (expense) benefit	39	76	304	75
Add: Income (loss) from discontinued operations, net of income tax	—	2	—	2

Net income (loss) available to MetLife, Inc.’s common shareholders	$156	$31	$397	$826

Corporate Benefit Funding:
Operating earnings available to common shareholders	$358	$305	$1,307	$1,224
Add: Net investment gains (losses)	(12)	86	(8)	107
Add: Net derivative gains (losses)	9	(8)	(235)	(157)
Add: Other adjustments to continuing operations	1	8	46	19
Add: Provision for income tax (expense) benefit	—	(30)	68	11
Add: Income (loss) from discontinued operations, net of income tax	—	4	—	11
Less: Net income (loss) attributable to noncontrolling interest	—	1	—	1

Net income (loss) available to MetLife, Inc.’s common shareholders	$356	$364	$1,178	$1,214

Latin America:
Operating earnings available to common shareholders	$173	$148	$574	$583
Add: Net investment gains (losses)	16	10	20	(2)
Add: Net derivative gains (losses)	(8)	(4)	(24)	38
Add: Other adjustments to continuing operations	79	(40)	167	(193)
Add: Provision for income tax (expense) benefit	(44)	17	(71)	53
Less: Net income (loss) attributable to noncontrolling interests	5	—	5	1

Net income (loss) available to MetLife, Inc.’s common shareholders	$211	$131	$661	$478

Asia:
Operating earnings available to common shareholders	$324	$198	$1,244	$1,037
Add: Net investment gains (losses) (1)	78	(174)	343	(342)
Add: Net derivative gains (losses)	(183)	(159)	(1,057)	(170)
Add: Other adjustments to continuing operations (1)	(18)	(21)	(435)	(32)
Add: Provision for income tax (expense) benefit (1), (2)	(44)	424	487	483
Add: Income (loss) from discontinued operations, net of income tax	—	—	(3)	—
Less: Net income (loss) attributable to noncontrolling interests	7	1	22	26

Net income (loss) available to MetLife, Inc.’s common shareholders	$150	$267	$557	$950

EMEA:
Operating earnings available to common shareholders	$89	$59	$329	$271
Add: Net investment gains (losses)	(65)	(6)	(16)	31
Add: Net derivative gains (losses)	(26)	5	(6)	61
Add: Other adjustments to continuing operations	79	—	75	(22)
Add: Provision for income tax (expense) benefit	3	(30)	(33)	(48)
Less: Net income (loss) attributable to noncontrolling interests	—	3	3	9

Net income (loss) available to MetLife, Inc.’s common shareholders	$80	$25	$346	$284

Corporate & Other:
Operating earnings available to common shareholders	$(274)	$(137)	$(653)	$(391)
Add: Net investment gains (losses)	(190)	(132)	(227)	(351)
Add: Net derivative gains (losses)	(156)	(512)	(517)	(1,790)
Add: Goodwill impairment	—	—	—	(176)
Add: Other adjustments to continuing operations	(82)	(206)	(393)	(921)
Add: Provision for income tax (expense) benefit	138	311	389	1,089
Add: Income (loss) from discontinued operations, net of income tax	—	2	4	2
Less: Net income (loss) attributable to noncontrolling interests	(4)	4	(5)	1

Net income (loss) available to MetLife, Inc.’s common shareholders	$(560)	$(678)	$(1,392)	$(2,539)

See footnotes on last page.

MetLife, Inc.

GAAP Interim Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In millions)
Revenues
Premiums	$10,271	$10,589	$37,674	$37,975
Universal life and investment-type product policy fees	2,417	2,250	9,451	8,556
Net investment income	5,847	5,548	22,232	21,984
Other revenues	474	461	1,920	1,906
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(29)	(36)	(106)	(346)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	(4)	(10)	(60)	29
Other net investment gains (losses) (1)	(145)	(154)	327	(35)

Total net investment gains (losses)	(178)	(200)	161	(352)
Net derivative gains (losses)	(373)	(1,315)	(3,239)	(1,919)

Total revenues	18,458	17,333	68,199	68,150

Expenses
Policyholder benefits and claims	10,280	11,029	38,107	37,987
Interest credited to policyholder account balances	2,143	2,048	8,179	7,729
Policyholder dividends	305	319	1,259	1,369
Goodwill impairment	—	—	—	1,868
Other expenses (1)	4,462	4,414	16,602	17,755

Total expenses	17,190	17,810	64,147	66,708

Income (loss) from continuing operations before provision for income tax	1,268	(477)	4,052	1,442
Provision for income tax expense (benefit) (1), (2)	353	(582)	661	128

Income (loss) from continuing operations, net of income tax	915	105	3,391	1,314
Income (loss) from discontinued operations, net of income tax	1	31	2	48

Net income (loss)	916	136	3,393	1,362
Less: Net income (loss) attributable to noncontrolling interests	8	9	25	38

Net income (loss) attributable to MetLife, Inc.	908	127	3,368	1,324
Less: Preferred stock dividends	31	31	122	122

Net income (loss) available to MetLife, Inc.’s common shareholders	$877	$96	$3,246	$1,202

(1)	The year ended Deecmber 31, 2013 includes net investment gains of $19 million, expenses of $154 million and a tax benefit of $119 million related to a settlement of an acquisition tax contingency.
(2)	The three months and year ended December 31, 2013 includes a deferred tax benefit (expense) of ($86) million and $9 million, respectively, and both the three months and year ended December 31, 2012 includes a deferred tax benefit of $324 million, related to the conversion of the Japan branch to a subsidiary. The year ended December 31, 2013 also includes a deferred tax benefit of $52 million due to a revised estimate of effective tax rates related to net investment gains (losses) and other comprehensive income.
(3)	For the three months and year ended December 31, 2012, all shares related to the assumed issuance of shares in settlement of the applicable purchase contracts of the common equity units have been excluded from the weighted average common shares outstanding - diluted, as these assumed shares would be anti-dilutive to operating earnings available to common shareholders per common share - diluted and net income available to MetLife, Inc.’s common shareholders per common share - diluted.
(4)	Book value per common share and book value per common share, excluding accumulated other comprehensive income (loss) exclude $2,043 million of equity related to preferred stock.
(5)	Annualized using quarter-to-date results.
(6)	Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.
(7)	Return on MetLife, Inc.’s common equity is defined as net income available to common shareholders divided by average GAAP common equity.